EXHIBIT 23.3


           CONSENT OF INDEPENDENT ACCOUNTANTS
           ----------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 1992 included in Mattel, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen
-------------------

Rochester, New York
  June 30, 1994

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